EXHIBIT 2


                        STOCKHOLDER RIGHTS AGREEMENT

         This Stockholder Rights Agreement (this "AGREEMENT"), dated as of June 30, 2000 (the "EFFECTIVE DATE"), is between Novadigm, Inc., a Delaware corporation (the "COMPANY"), and Hewlett-Packard Company, a Delaware corporation (the "STOCKHOLDER"). Unless otherwise provided herein, all capitalized terms shall have the meanings set forth in that certain Alliance Agreement, dated as of even date herewith, by and between the Company and the Stockholder (the "ALLIANCE AGREEMENT").

                                  RECITALS

         A. In connection with the Alliance Agreement, the Company has agreed to issue to the Stockholder 940,000 shares (the "CONSIDERATION SHARES") of the Common Stock, par value $0.001 per share, of the Company ("COMMON STOCK") and a Warrant (the "WARRANT") to purchase 250,000 shares (the "WARRANT SHARES") of Common Stock, on the terms and conditions set forth in the Alliance Agreement.

         B. The Stockholder desires to enter into the Alliance Agreement and receive the Consideration Shares and the Warrant on the terms and conditions set forth in the Alliance Agreement, provided it receives the registration and other rights set forth in this Agreement.

         C. The Company is willing to provide such rights requested by the Stockholder, subject to the limitations set forth in this Agreement.

                                 AGREEMENT

         In consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       DEFINITIONS.

1.1      Definitions.  For purposes of this Agreement:

                  (a) "CHANGE IN CONTROL" means (i) a transaction or series of related transactions which results in (A) the Company's stockholders immediately prior to such transaction or series of related transactions not holding Voting Stock representing at least sixty percent (60%) of the voting power of the surviving or continuing entity or (B) a sale, conveyance or disposition of all or substantially all of the assets of the Company, unless the Company's stockholders immediately prior to such transaction or series of related transactions will hold Voting Stock representing at least sixty percent (60%) of the voting power of the purchasing entity, or (ii) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

                  (b) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  (c) "FORM S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  (d) "HOLDER" means the Stockholder, for so long as it owns any Registrable Securities, and each of its successors and permitted assigns and transferees who become registered owners of Registrable Securities in accordance with the terms of this Agreement.

                  (e) "PERSON" means a corporation, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

                  (f) "QUALIFIED PURCHASER" means a Person that (i) represents that it is acquiring any securities of the Company in the ordinary course of business and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect, and
(ii) is (A) a broker or dealer registered under Section 15 of the Exchange Act; (B) a bank as defined in Section 3(a)(6) of the Exchange Act; (C) an insurance company as defined in Section 3(a)(19) of the Exchange Act; (D) an investment company registered under Section 8 of the Investment Company Act of 1940, as amended; (E) registered as an investment advisor under
Section 203 of the Investment Advisers Act of 1940, as amended, or under the laws of any state; (F) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to the provisions of ERISA, or any such plan that is not subject to ERISA that is maintained primarily for the benefit of the employees of a state or local government or instrumentality, or an endowment fund; or (G) a savings association as defied in Section 3(b) of the Federal Deposit Insurance Act.

                  (g) "REGISTRABLE SECURITIES" means (i) the Consideration Shares; (ii) the Warrant Shares; and (iii) any shares of Common Stock or other securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Consideration Shares or Warrant Shares; provided, however, that such securities shall cease to be Registrable Securities when such securities (A) are sold, transferred or assigned in violation of this Agreement or (B) have been sold in a public offering, whether pursuant to Rule 144 promulgated under the Securities Act ("RULE 144") in a registered offering or otherwise.

                  (h) "REGISTRATION STATEMENT" means a Demand Registration Statement (as defined herein) or Piggyback Registration Statement (as defined herein), as the case may be.

                  (i) "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  (j) "SEC" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                  (k) "SIGNIFICANT EVENT" means any of (i) the acquisition by a Person or "13D Group" (as defined below), other than the Stockholder, of beneficial ownership of Voting Stock representing twenty percent (20%) or more of the then-outstanding Voting Stock; (ii) the announcement or commencement by a Person or 13D Group, other than the Stockholder, of a tender or exchange offer to acquire Voting Stock which, if successful, would result in such Person or 13D Group owning, when combined with any other Voting Stock owned by such Person or 13D Group, twenty percent (20%) or more of the then-outstanding Voting Stock; or (iii) the entering into by the Company, or publicly announced determination by the Company to seek to enter into, any merger, sale or other business combination transaction, other than a transaction with the Stockholder, pursuant to which (A) the outstanding shares of Common Stock would be converted into cash or securities of another Person or 13D Group, other than the Stockholder, (B) fifty percent (50%) or more of the then-outstanding shares of Common Stock would be owned by Persons other than the then-current holders of shares of Common Stock or (C) would result in all or substantially all of the Company's assets being sold to any Person or 13D Group, other than the Stockholder (unless the Company's stockholders immediately prior to such sale of all or substantially all of the Company's assets will hold Voting Stock representing at least fifty percent (50%) of the voting power of the Person or 13D Group purchasing such assets).

                  (l) "13D GROUP" means any group of Persons formed for the purposes of acquiring, holding, voting or disposing of Voting Stock which would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on Schedule 13D with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned voting securities representing more than five percent (5% ) of the Total Voting Power.

                  (m) "TOTAL VOTING POWER" means the total number of votes which may be cast in the election of directors of the Company at any meeting of the stockholders of the Company, if all Voting Stock was represented and voted to the fullest extent possible at such meeting, other than the votes that may be cast only upon the happening of a contingency that has not occurred as of the relevant time;

                  (n) "VOTING POWER" of any Voting Stock means the number of votes such Voting Stock is entitled to cast for directors of the Company at any meeting of the stockholders of the Company.

                  (o) "VOTING STOCK" means the Common Stock or other securities issued by the Company ordinarily entitled to vote in the election of the board of directors of the Company (other than securities having such power only upon the happening of a contingency that has not occurred as of the relevant time).

2.       REGISTRATION.

         2.1      Demand Registration.

                  (a) Request by Holders. Upon the written request from Holders of at least fifty percent (50%) of the Registrable Securities then outstanding (the "INITIATING HOLDERS") requesting that the Company effect a registration of all or part of such Initiating Holders' Registrable Securities and specifying the intended method or methods of disposition thereof (which may include block trades) (the "REGISTRATION REQUEST"), then the Company shall, within fifteen (15) days of the receipt of such Registration Request, give written notice of such request ("REQUEST NOTICE") to all Holders (other than Initiating Holders) and, thereafter, shall prepare and, as soon as reasonably practicable, file with the SEC a registration statement on Form S-3 (a "DEMAND REGISTRATION STATEMENT") registering the disposition in a non-underwritten offering pursuant to Rule 415 promulgated under the Securities Act ("RULE 415"), in accordance with the reasonably intended method or methods of disposition specified in the Registration Request of all Registrable Securities that Holders request to be registered and included in such Demand Registration Statement in accordance with this Section 2.1(a) (a "DEMAND REGISTRATION"). Notwithstanding the foregoing, in no event may Initiating Holders deliver a request that the Company effect a Demand Registration pursuant to this
Section 2.1(a) earlier than ninety (90) days prior to the first anniversary of the Effective Date. In the event Form S-3 is unavailable for such a registration, the Company shall use such other form as is available, in the Company's reasonable judgment, to register the public resale of the Registrable Securities in a non-underwritten offering pursuant to Rule 415. To be included in the Demand Registration Statement, any Holder (other than Initiating Holders) must provide, within twenty (20) days after receipt of the Request Notice, written notice to the Company of the number of shares of Registrable Securities such Holder has elected to include in the Demand Registration Statement (which notice shall specify the intended method or methods of disposition of such Registrable Securities, which may include block trades). The Company shall use its commercially reasonable efforts to have the Demand Registration Statement declared effective by the SEC as soon as reasonably practicable after it files the Demand Registration Statement with the SEC; provided, however, that the Company shall have no obligation under this Section 2.1(a) to seek to have the Demand Registration Statement declared effective by the SEC prior to the first anniversary of the Effective Date. The Stockholder's rights under Section
2.1 are subject to the provisions of Section 3.

                  (b) Number of Demand Registrations. The Company shall not be required to effect a Demand Registration after the Company has effected three (3) Demand Registrations or when all the Registrable Securities are saleable without registration pursuant to Rule 144(k) promulgated under the Securities Act ("RULE 144(K)").

                  (c) Deferral. The Company shall be entitled to postpone the filing of any Demand Registration Statement otherwise required to be prepared and filed by the Company pursuant to this Section 2.1, delay a request for effectiveness of any such Demand Registration Statement, or suspend the use of any effective Demand Registration Statement under this
Section 2.1, for a reasonable period of time, but not in excess of forty-five (45) days (a "DELAY PERIOD"), if the board of directors of the Company determines that, in its good faith judgment, the registration and distribution of the Registrable Securities covered or to be covered by such Demand Registration Statement would be materially detrimental to the Company or would require the disclosure of material, non-public information by the Company in the Demand Registration Statement with respect to which the board of directors of the Company believes that the Company has a bona fide business purpose for preserving confidentiality, and the Company promptly gives the Initiating Holders a written certificate signed by an executive officer of the Company notifying such Holders of such determination and an approximation of the period of the anticipated delay; provided, however, that (i) the aggregate number of days included in all Delay Periods during any consecutive twelve (12) months shall not exceed the aggregate of ninety (90) days and (ii) a period of at least ninety (90) days shall elapse between the termination of any Delay Period and the commencement of the immediately succeeding Delay Period. If the Company shall so postpone the filing of a Demand Registration Statement, the Initiating Holders shall have the right to withdraw the Request Notice by giving written notice within forty-five (45) days after receipt of the notice of postponement or, if earlier, the termination of such Delay Period (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of Demand Registrations which the Company is obligated to effect pursuant to Section 2.1(b)). The time period for which the Company is required to maintain the effectiveness of any Demand Registration Statement shall be extended by the aggregate number of days of all Delay Periods during such registration. The Company shall not be entitled to initiate a Delay Period unless it shall (A) to the extent permitted by agreements with other security holders of the Company, concurrently prohibit sales by such other security holders under registration statements covering securities held by such other security holders and (B) in the case of a delay arising as a result of the potential for premature disclosure of material information, in accordance with the Company's policies from time to time in effect, forbid purchases and sales in the open market by directors and executive officers of the Company during such Delay Period. Upon receipt of a written notice from the Company of a Delay Period, the Holders shall forthwith discontinue disposition of all Registrable Securities pursuant to the Demand Registration Statement and suspend use of any prospectus forming a part thereof until the Company notifies the Holders that the Delay Period is no longer in effect, and, if so directed by the Company, deliver to the Company all copies in their possession of any such prospectus.

                  (d) Effective Registration Statement. The Company shall use its commercially reasonable efforts to maintain the effectiveness of a Demand Registration Statement until the earlier of (i) one hundred twenty
(120) days after the effective date thereof or (ii) when all Registrable Securities covered by such Demand Registration Statement have been disposed of pursuant to the Demand Registration Statement or otherwise cease to be Registrable Securities (a "REGISTRATION PERIOD"). A Demand Registration shall not be deemed to have been effected (A) unless a Demand Registration Statement with respect thereto has become effective, provided, however, that a Demand Registration which does not become effective after the Company has filed a Demand Registration Statement with respect thereto solely by reason of the refusal to proceed of the Initiating Holders (other than a refusal to proceed based upon the written advice of counsel relating to a legal matter with respect to the Company) shall be deemed to have been effected by the Company at the request of the Initiating Holders unless the Initiating Holders shall have elected to pay all expenses in connection with such Demand Registration or (B) if, after it has become effective, such Demand Registration becomes subject to any stop order or injunction or similar order or requirement of the SEC or other governmental agency or court for any reason.

         2.2      Piggyback Registrations.

                  (a) Notification and Rights. The Company shall provide written notification to all Holders in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting an underwritten public offering of Common Stock for the Company's account or the account of others (excluding any registration statement that registers Common Stock in an underwritten public offering for issuance solely upon conversion, exercise or exchange of other securities of the Company) (a "PIGGYBACK REGISTRATION STATEMENT") and will afford each Holder an opportunity to include in such Piggyback Registration Statement all or any part of the Registrable Securities then held by such Holder (a "PIGGYBACK REGISTRATION"); provided, however, the Company shall have no obligation under this Section 2.2(a) to include Registrable Securities in a Piggyback Registration Statement declared effective by the SEC prior to the first anniversary of the Effective Date. Each Holder desiring to include in a Piggyback Registration Statement all or any part of the Registrable Securities then held by such Holder shall, within thirty
(30) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such Piggyback Registration Statement. The Stockholder's rights under
Section 2.2 are subject to the provisions of Section 3. No Piggyback Registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any Demand Registration under Section 2.1, nor shall any Piggyback Registration be deemed to have been effected pursuant to Section 2.1.

                  (b) Number of Piggyback Registrations. There shall be no limit on the number of times the Holders may request registration of Registrable Securities on a Piggyback Registration Statement under Section 2.2(a).

                  (c) Underwriting. If Holders elect to participate in an underwritten public offering pursuant to Section 2.2(a), all Holders proposing to distribute their Registrable Securities through the applicable Piggyback Registration Statement shall enter into, and perform such obligations set forth in, an underwriting agreement in customary form, including, without limitation, indemnification and contribution obligations, with the managing underwriter(s) selected by the Company for such underwritten public offering. No Holder may participate in an underwritten public offering pursuant to Section 2.2(a) unless such Holder
(i) agrees to sell such Holder's Registrable Securities on the basis provided in such underwriting agreement, (ii) completes and executes all questionnaires, powers of attorney, indemnities, custody agreements and other documents required under the terms of such underwriting agreement and
(iii) agrees to pay its pro rata share of all underwriting discounts and commissions. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that inclusion of all or any of the Registrable Securities in the Piggyback Registration Statement would materially adversely affect the proposed underwritten public offering, then the managing underwriter(s) may exclude such shares of Registrable Securities from the Piggyback Registration Statement and the underwritten public offering; provided, however, that the number of Registrable Securities, if any, which are permitted by the managing underwriter(s) to be included in the Piggyback Registration Statement shall be allocated among Holders requesting inclusion of their Registrable Securities in such Piggyback Registration Statement pursuant to Section 2.2(a), based on the number of Registrable Securities that such Holders request to so include.

2.3 Related Obligations of the Company. The Company shall have the following obligations:

                  (a) Company's Expenses. All expenses incurred in connection with any registration of Registrable Securities pursuant to this Agreement, including all SEC and "blue sky" registration, filing and qualification fees, printer's and accounting fees, and fees and disbursements of counsel for the Company, but excluding fees and disbursements of counsel for the Holders, any discounts, commissions or other amounts payable to underwriters or brokers and any transfer taxes relating to Registrable Securities sold by the Holders, shall be borne by the Company. Each Holder whose Registrable Securities are registered pursuant to this Agreement shall bear all discounts, commissions or other amounts payable to underwriters or brokers and transfer taxes in connection with the offering or sale of such Registrable Securities by such Holder. Notwithstanding the foregoing, the Company shall not be required to pay for any expense of any registration proceedings begun pursuant to Section 2.1(a) if the registration request is subsequently withdrawn at the request of Initiating Holders who hold a majority of the Registrable Securities to be included in the Demand Registration Statement, unless such Initiating Holders elect to consider such withdrawn registration request an effected Demand Registration for purposes of Section 2.1(b).

                  (b) Amendments and Supplements. The Company shall promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the applicable Registration Statement and the prospectus forming a part of such Registration Statement (the "PROSPECTUS"), as may be necessary to keep such Registration Statement effective and the Prospectus available for use by the applicable Holders
(i) at all times during the Registration Period, with respect to the Demand Registration Statement, or (ii) until such time as the Registrable Securities included in a Piggyback Registration Statement shall have been disposed of in accordance with the intended methods of disposition set forth therein.

                  (c) Prospectuses. The Company shall furnish to the Holders whose Registrable Securities are included in a Registration Statement such number of copies of (i) the Prospectus included in such Registration Statement, including all amendments or supplements thereto, as such Holders may reasonably request and (ii) such other documents as such Holders may reasonably request in order to facilitate the disposition of such Registrable Securities.

                  (d) Blue Sky. The Company shall, to the extent applicable, if at all, use its commercially reasonable efforts to register and qualify the Registrable Securities covered by a Registration Statement under such state securities or "blue sky" laws of such states as shall be reasonably requested by the Holders whose Registrable Securities are included in such Registration Statement and take any other action which may be reasonably necessary or advisable to enable such Holders to consummate the disposition of the Registrable Securities in any states; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, file a general consent to service of process or subject itself to taxation in any such states in which the Company is not otherwise required to qualify, provide such consent to service or pay taxes in order to carry on its business.

                  (e) Notification. The Company shall promptly notify each Holder whose Registrable Securities are included in a Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Upon receipt of any such notice, such Holders will suspend their use of such Prospectus until the Company has amended or supplemented such Prospectus or filed documents that are incorporated by reference into such Prospectus to correct such misstatements or omission. Subject to
Section 2.1(c), upon the occurrence of an event contemplated by this
Section 2.3(e), the Company shall use its commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to the applicable Registration Statement or Prospectus or file any other document so that the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (f) Review. The Company shall, a reasonable time prior to the filing of a Registration Statement, any related Prospectus, any amendment to such Registration Statement or any amendment or supplement to a related Prospectus, provide copies of such document to the Holders requesting that their Registrable Securities be included in such Registration Statement, and shall not at any time file any amendments to such Registration Statement, any related Prospectus or any amendment or supplement to such Registration Statement or a related Prospectus, of which such Holders shall not have previously been advised and furnished a copy or to which such Holders shall reasonably object within five (5) days of receipt thereof.

                  (g) Other Notifications. The Company shall promptly notify the Holders:

                           (i) when a Registration Statement, the
         Prospectus or any prospectus supplement related thereto or post-effective amendment to such Registration Statement has been filed, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective;

                           (ii) of any request by the SEC for amendments or supplements to a Registration Statement or a Prospectus related thereto or for additional information;

                           (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings by any Person for such purpose; and

                           (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction or the initiation of any proceedings for such purpose.

                  (h) Stop Orders. The Company shall make every reasonable effort to obtain the withdrawal of any order suspending to the effectiveness of a Registration Statement at the earliest possible moment.

                  (i) Basic Financial Information. The Company shall furnish the following reports to each Holder:

                           (i) Within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants selected by the Company; and

                           (ii) Within forty-five days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from normal year-end adjustments and excluding footnote disclosure of the type associated with audited financial statements, all in reasonable detail and certified by the principal financial or accounting officer of the Company.

                  (j)      Miscellaneous.  The Company shall:

                           (i) if required by the Stockholder, use
         commercially reasonable efforts to make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first day of the Company's first full calendar quarter after the effective date of a Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                           (ii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities included in a Registration Statement from and after a date not later than the effective date of such Registration Statement; and

                           (iii) use commercially reasonable efforts to list all Registrable Securities included in a Registration Statement on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed.

2.4 Furnish Information. It shall be a condition precedent to the obligation of the Company to include any Registrable Securities of a Holder in a Registration Statement pursuant to Sections 2.1 and 2.2 that such Holder shall furnish to the Company such information regarding itself, the securities of the Company, including such Registrable Securities, beneficially owned by it, and the intended method of disposition of such Registrable Securities as shall be reasonably requested by the Company to effect the registration of such Registrable Securities. Each Holder that has included Registrable Securities in a Registration Statement shall thereafter furnish promptly to the Company all information regarding such Holder and the proposed distribution by such Holder of such Registrable Securities required to make the information previously furnished to the Company by such Holder not materially misleading.

2.5 Indemnification. In the event any Registrable Securities are included in a Registration Statement in accordance with Section 2.1 or 2.2, then:

                  (a) By the Company. The Company agrees to indemnify and hold harmless each Holder and each Person, if any, who controls any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by such Holder or controlling Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which such Holder's Registrable Securities were registered under the Securities Act, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any related Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities were caused by any such untrue statement or omission or alleged untrue statement or omission based upon written information related to such Holder furnished to the Company by, or on behalf of, such Holder specifically for use therein; provided, however, that the foregoing indemnity with respect to any Prospectus shall not inure to the benefit of any Holder from whom the Person asserting any such losses, claims, damages or liabilities acquired Registrable Securities, or any Person controlling such Holder, if a copy of the final Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent by, or delivered on behalf of, such Holder to such Person at or prior to the written confirmation of the sale of the Registrable Securities to such Person and the final Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                  (b) By Selling Holders. Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and each of its directors, each of its officers who sign the applicable Registration Statement and each Person if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Holders pursuant to Section 2.5(a), but only with respect to written information relating to such Holder furnished to the Company by, or on behalf of, such Holder specifically for use in the applicable Registration Statement (or any amendment hereto) or any related Prospectus (or any amendments or supplement thereto). The indemnity on obligations of any Holder in connection with any Registration Statement under this Section 2.5(b) shall be limited in amount to the total proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

                  (c) Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either Section 2.5(a) or 2.5(b) above, such Person (the "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties exists with respect to such proceeding, shall permit the indemnifying party to assume the defense of such proceeding with counsel reasonably satisfactory to the indemnified party and the indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. It is understood that if an indemnifying party does not assume the defense of a proceeding, such indemnifying party shall not, in connection with such proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for (i) the Company, its directors, its officers who signed the applicable Registration Statement and each Person, if any, who controls the Company or (ii) all Holders and all Persons, if any, who control any Holders, as the case may be, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving Holders and such Persons who control Holders, such firm shall be designated in writing by the Holders of a majority of the Registrable Securities involved in such case. The indemnified party shall cooperate with the indemnifying party and shall furnish the indemnifying party all information available to the indemnified party which relate to such action or claim that the indemnifying party may reasonably request. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) Contribution. If the indemnification provided for in
Section 2.5(a) or 2.5(b) is unavailable to an indemnified party, then each indemnifying party under such Section, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties, on the one hand, and of the indemnified party or parties, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as other relevant equitable considerations. The relative fault of the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 2.5(d) are several in proportion to the respective number of Registrable Securities of each Holder that were registered pursuant to the applicable Registration Statement.

         The Company and each Holder agree that it would not be just or equitable if contribution pursuant this Section 2.5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the foregoing paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the foregoing paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in Section 2.5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. Notwithstanding the provisions of this Section 2.5(d), no Holder shall be required to contribute any amount in excess of the amount by which the total proceeds received by such Holder from the sale of Registrable Securities exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission.

3.       DISTRIBUTION CONTROL MEASURES.

                  3.1      Sales Limitations.

                  (a) Prior to the first anniversary of the Effective Date, none of the Consideration Shares may be offered for sale, sold, assigned or transferred to any Person other than an Affiliate of the Stockholder. From, and including, the first anniversary of the Effective Date, to, but excluding, the second anniversary of the Effective Date, no more than 470,000 of the Consideration Shares (as adjusted for stock splits, stock dividends and similar events) in the aggregate, may be offered for sale, sold, assigned or transferred to any Person other than an Affiliate of the Stockholder. The transfer restrictions in Section 3.1 shall terminate upon the consummation of a Change in Control.

                  (b) The Holders, in the aggregate, may not sell, during any calendar quarter an amount of Consideration Shares and Warrant Shares, including any shares of Common Stock or other securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Consideration Shares (collectively, the "SECURITIES"), in the aggregate, in excess of two percent (2%) of the Outstanding Company Common Stock. However, the aforesaid sales limitation and all other sales limitations set forth in Section 3.1 shall not apply to a sale of Securities by the Holders
(i) in a transaction in which a majority of the Common Stock held by stockholders other than the Stockholder or a majority of Common Stock held by Affiliates of the Company is being sold, (ii) in an underwritten public offering in accordance with Section 2.2 above, (iii) in a tender offer, merger, consolidation, reorganization, or other business combination of the Company or (iv) to an Affiliate of the Stockholder; provided, however, that in the case of clause (iv) the terms, conditions, and limitations on the sale of Securities set forth in this Agreement shall continue to apply to such transferred Securities.

                  (c) Any sale of Securities by a Holder must be executed through a stock brokerage firm.

                  (d) Any sale of Securities by a Holder must be executed during the regular trading hours of the Nasdaq National Market ("Nasdaq"), or such other principal exchange or market on which the Common Stock is trading, and must not be (i) in a transaction which would be reported on Nasdaq, or such other exchange or market, as the opening transaction for the applicable day or (ii) executed during the last half hour of such regular trading hours.

                  (e) Any sale of Securities by a Holder, other than a block trade or trades to Qualified Purchasers, must be at a price not lower than the lowest current independent published bid for a share of Common Stock, and all Securities sold by the Holders on any one day, other than in a block trade or trades to Qualified Purchasers, must, in the aggregate, be less than twenty-five percent (25%) of the trading volume for Common Stock on that day.

         3.2      Standstill.

                  (a) The Stockholder hereby agrees that the Stockholder and its Affiliates shall neither acquire, nor enter into discussions, negotiations, arrangements or understandings with any third party to acquire beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of any Voting Stock (an "VOTING STOCK ACQUISITION"), any securities convertible into or exchangeable for Voting Stock, or any other right to acquire Voting Stock (except, in any case, by way of dividends or other distributions or offerings of Company securities made available to holders of any class of Voting Stock generally) without the prior written consent of the Company, if the effect of such Voting Stock Acquisition would be to increase the Voting Power of all Voting Stock then beneficially owned by the Stockholder and its Affiliates at the time of such Voting Stock Acquisition to more than ten percent (10%) of the Total Voting Power at the time of such Voting Stock Acquisition (the "STANDSTILL PERCENTAGE"); provided, however, that the Stockholder shall not be required to obtain the prior written consent of the Company to engage in any Voting Stock Acquisition (i) following the commencement of a Significant Event and (ii) prior to the completion or termination of such Significant Event.

                  (b) The Stockholder will not be obligated to dispose of any Voting Stock to the extent that the aggregate percentage of the Total Voting Power of the Company represented by Voting Stock beneficially owned by the Stockholder or which the Stockholder has a right to acquire is increased beyond the Standstill Percentage (i) as a result of a recapitalization of the Company or a repurchase or exchange of securities by the Company or any other action taken by the Company or its Affiliates;
(ii) as a result of any tender offer, merger, consolidation or reorganization of the Company; (iii) by way of stock dividends or other distributions or rights or offerings made available to holders of shares of Voting Stock generally; (iv) with the consent of a majority of the total members of the Company's board of directors; or (v) as part of a transaction on behalf of any defined benefit pension plan, profit sharing Plan, 401(k) savings plan, sheltered employee retirement plan or any other retirement plan of the Stockholder or its Affiliates (collectively, the "RETIREMENT PLANS"), where the Company securities in such Retirement Plans are voted by a trustee, the Stockholder or its majority owned subsidiary for the benefit of employees or, for those Retirement Plans where Stockholder or this Affiliate agrees not to vote any Company Voting Stock that would otherwise cause the Standstill Percentage to be exceeded.

                  (c) The provisions of this Section 3.2 shall terminate upon the second anniversary of the Effective Date of this Agreement.

         3.3      Right of First Refusal.

                  (a) If the Stockholder intends to sell Securities with Voting Power constituting less than five percent (5%) of the Total Voting Power of the Company to any Person, other than a Qualified Purchaser, that beneficially owns five percent (5%) or more of the Total Voting Power of the Company, as indicated on a Schedule 13D or 13G filed with the SEC, in either case in a transaction other than in (i) an underwritten public offering in accordance with Section 2.2 above, (ii) a tender offer, merger, reorganization or consolidation of the Company or (iii) a sale of the Common Stock in a transaction where a majority of the Common Stock held by stockholders other than the Holders or a majority of Common Stock held by Affiliates of the Company is being sold, then the Stockholder shall provide written notice thereof to the Company (the "STOCKHOLDER NOTICE") providing the Company with the first right to acquire the Securities the Stockholder intends to sell free and clear of all liens. The Stockholder Notice shall specify the number of Securities involved, the name and address of the proposed purchaser, and the proposed price per share. For a period of ten
(10) business days after delivery of the Stockholder Notice, the Company shall be entitled to elect to purchase all, but not less than all, of the Securities described in the Stockholder Notice, at the price per share described in such Stockholder Notice. The Company may exercise such right by delivery of a written notice (a "COMPANY PURCHASE ELECTION") to the Stockholder, irrevocably electing to purchase such Securities that the Stockholder intends to sell and shall have thirty (30) days to consummate said purchase from the Stockholder. In the event that the Company has not delivered a Company Purchase Election prior to the expiration of such ten
(10) day period or has failed to purchase and pay for such Securities within said thirty (30) day period, the Company's right to purchase such Securities shall expire, and the Stockholder shall be entitled to sell the Securities described in the Stockholder Notice for a period of ninety (90) days following the date of the Stockholder Notice, but only to the proposed purchaser set forth in the Stockholder Notice and only for a purchase price of at least ninety-five percent (95%) of the purchase price set forth in the Stockholder Notice. In the event the Stockholder has not sold such Securities by the end of such sixty (60) day period, the rights of the Company set forth above in this Section 3.3 shall apply to any subsequent sale of the Voting Stock in excess of the threshold amount by the Stockholder. Notwithstanding the foregoing, the provisions of this Section shall not apply to any sales or other transfers by the Stockholder to any of its Affiliates.

                  (b) The provisions of this Section 3.3 shall terminate upon the second anniversary of the Effective Date of this Agreement.

         3.4 Holdback. Each Holder and the Company agrees that in the event of an underwritten public offering of Common Stock or securities convertible into Common Stock, such Holder and the Company shall not, for a period beginning seven (7) days prior to the date of the final prospectus used in connection with such offering through ninety (90) days from the date of such final prospectus (or such longer period as required by the managing underwriter(s) of such offering, but in no event in excess of one hundred and eighty (180) days from the date of such prospectus), offer to sell, sell, transfer, assign or dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable for Common Stock, except as part of such underwritten public offering or with the prior written consent of the managing underwriter(s) of such offering; provided, however, that the foregoing restrictions shall not apply to a transfer to any Affiliate of such Person or to any other transferee in a private transaction not requiring registration under the Securities Act, or to any bona fide pledge of such Registrable Securities, provided that such Affiliate or other transferee or pleedgee acknowledges in writing that it is bound by the provisions of this Section 3.4 and enters into a lock-up agreement with such managing underwriter(s) consistent therewith. If requested by the Company, each Holder shall enter into a lock-up agreement with such managing underwriter(s) evidencing the provisions of this Section 3.4.

         3.5 Legend. Any certificates representing Securities issued to a Holder shall contain a legend to the effect that such Securities are subject to the transfer restrictions contained in this Agreement until such time as such restrictions terminate with respect to such Securities.

4.       SECURITIES ACT AND EXCHANGE ACT REPORTS.

         4.1      The Company agrees to:

                  (a) Use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements.

                  (b) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act.

                  (c) So long as any Holder owns any Registrable Securities, furnish to such Holder upon written request (a) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, and (b) such other reports and documents so filed with the SEC as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration. Upon the request of any Holder, the Company shall take such action as is necessary to allow transfer of Registrable Securities in accordance with the provisions of Rule 144(k), including, without limitation, if necessary, the issuance of new certificates for such Registrable Securities bearing a legend restricting further transfer.

5.       MISCELLANEOUS.

         5.1 Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of, and be binding upon, the respective successors and permitted assigns of the parties; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Securities in violation of the terms of this Agreement or the Securities. If any permitted transferee of any Holder shall acquire Securities, in any manner, whether by operation of law or otherwise, such Securities shall be held subject to all of the terms of this Agreement, and, by taking and holding such Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

         5.2 Governing Law. This Agreement will be governed by and construed under the internal laws of the State of Delaware, without reference to principles of conflict of laws.

         5.3 Counterparts. This Agreement may be executed in two counterparts, each of which will be deemed an original, but all of which together will constitute the same instrument.

         5.4 Headings. The headings and captions used in this Agreement are used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

         5.5 Notices. Any notices required, permitted or desired to be given hereunder shall be delivered personally, via facsimile with a written notice to be delivered pursuant to this Section 5.5, sent by overnight courier or mailed, registered or certified mail, return-receipt requested, to the following addresses, and shall be deemed to have been received on the day of personal delivery, upon receipt of confirmation if by facsimile, one business day after deposit with a nationally recognized overnight courier or five (5) business days after deposit in the mail:

                  If to the Company, to:

                           Novadigm, Inc.
                           One International Blvd.
                           Suite 200
                           Mahwah, New Jersey 07495
                           Attention:       Albion J. Fitzgerald
                           Attention:       Robert B. Anderson
                           Facsimile:       (201) 512-1001

                  with a copy to:


                           Katten Muchin Zavis
                           525 West Monroe
                           Suite 1600
                           Chicago, Illinois 60661
                           Attention:       Mark D. Wood, Esq.
                           Facsimile:       (312) 902-1061

                  If to the Stockholder, to:

                           Hewlett-Packard Company
                           3000 Hanover Street, MS 20 BQ
                           Palo Alto, California 94304
                           Attention:       Charles N. Charnas, Esq.
                           Facsimile:       (650) 857-4837

                  with copies to:

                           Hewlett-Packard Company
                           3000 Hanover Street, MS 20 BT
                           Palo Alto, California 94304
                           Attention:       C.D. Portfolio
                           Facsimile:       (650) 852-8442


                           Skadden, Arps, Slate, Meagher & Flom LLP
                           525 University Avenue
                           Suite 220
                           Palo Alto, California 94301
                           Attention:       Kenton J. King, Esq.
                           Facsimile:       (650) 470-4570

or at such other address or facsimile number as any party, including a Holder other than the Stockholder, may specify in a written notice given to the other party hereto.

         5.6 Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision was so excluded and will be enforceable in accordance with its terms.

         5.7 Entire Agreement. This Agreement and the Alliance Agreement and the Warrant, together with all schedules and exhibits hereto and thereto, all other documents expressly referred to herein and therein and all documents delivered contemporaneously herewith or therewith, constitute the final agreement of the parties concerning the matters referred to in those agreements and supersede all prior agreements and understandings, including the Confidential Disclosure Agreement effective December 22, 1999 between Novadigm and HP.

         5.8 Amendment. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder and the Company.